SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported)
                  FEBRUARY 6,1998 (JANUARY 22, 1998)


                     TELSCAPE INTERNATIONAL, INC.
        (Exact name of registrant as specified in its Charter)


           TEXAS                   0-24622                   75-2433637
(State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)          File Number)            Identification No.)


      4635 SOUTHWEST FREEWAY, SUITE 800, HOUSTON, TEXAS    77027
    (Address of principal executive offices)             (Zip code)


  Registrant's telephone number, including area code (713) 968-0968



      _________________________________________________________
    (Former name or former address, if changed since last report.)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)  On January 22, 1998, pursuant to a stock purchase agreement
("Agreement"), Telscape International, Inc. ("Telscape"), acquired all of the outstanding shares of MSN Communications, Inc. ("MSN"), a California corporation, from Stuart Newman and Michael Newman ("Sellers"). MSN markets prepaid telephone calling cards throughout the United States ("MSN Business").

Under the terms of the Agreement, Telscape paid cash of $3,250,000, issued non-interest bearing promissory notes totaling $750,000, and issued 100,000 restricted shares of Telscape common stock to the Sellers. The $3,250,000 paid at closing for MSN was funded out of working capital.

(b) Certain property and equipment was acquired in connection with the acquisition of MSN, which was utilized in the MSN Business. The Purchasers intend to continue the use of such property and equipment in a substantially similar manner.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

At this time, it is impracticable to provide the financial statements of MSN and the pro forma financial information required by this report. The Company will file such statements and information as an amendment to this report as soon as it is available, but no later than sixty days after the date this report is filed.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    TELSCAPE INTERNATIONAL, INC.
                                    Registrant



February 6, 1998                    /S/ TODD M. BINET
                                    Todd M. Binet
                                    Executive Vice President and
                                    Chief Financial Officer


                          INDEX OF EXHIBITS

EXHIBIT NO.                   DESCRIPTION

*10.1 Stock Purchase Agreement dated January 22, 1998, by and among Telscape International, Inc.; MSN Communications, Inc.; Stuart Newman; and Michael Newman.
_______________
*Filed herewith
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